Exhibit 5.01

Wendy Mahling
Managing Attorney
& Assistant Corporate Secretary
414 Nicollet Mall, 401-8
Minneapolis, Minnesota 55401-1993
Phone: 612.215.4671
Fax: 612.215.4544

November 4, 2019

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

I am the Managing Attorney and Assistant Corporate Secretary of Xcel Energy Inc., a Minnesota corporation (the “Company”), and, as such, I and the attorneys that I supervise have acted as counsel for the Company with respect to the transactions contemplated by the Underwriting Agreement dated October 30, 2019 (the “Agreement”) between Citibank, N.A., acting in its capacity as Forward Purchaser, Citigroup Global Markets Inc., acting in its capacity as Forward Seller, Citigroup Global Markets Inc., as the underwriter named in Schedule I to the Agreement (the “Underwriter”) and the Company, in connection with the purchase by the Underwriter of 11,845,000 shares of common stock (the “Borrowed Shares), par value $2.50 per share, of the Company (the “Common Stock”). In connection therewith, the Company and Citibank, N.A., in its capacity as Forward Purchaser, have entered into the forward sale agreement dated October 30, 2019 (the “Forward Agreement”) and a separate confirmation dated October 31, 2019 (the “Additional Forward Agreement”), relating to the forward sale of a number of shares of Common Stock equal to the Borrowed Shares (the “Shares”).

I, or attorneys that I supervise, have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation of the Company, the Bylaws, as amended, of the Company, the Registration Statement on Form S-3 (File No. 333-224333) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission, to effect the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Shares are to be issued, such corporate action in connection with the issuance of the Shares (the “Corporate Proceedings”) as have occurred as of the date hereof and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion letter.

Based on the foregoing and the assumptions that follow, I am of the opinion that the Shares that may be delivered to the Forward Purchaser pursuant to the Forward Agreement and the Additional Forward Agreement have been authorized by all necessary corporate action of the Company and, when issued and delivered pursuant to the terms of the Forward Agreement against payment therefore if required therein, will be validly issued, fully paid and nonassessable.

Xcel Energy Inc.

November 4, 2019

The foregoing opinions assume that at the time of delivery of the Shares, the Corporate Proceedings related thereto will not have been modified or rescinded and the issuance and sale of the Shares will not violate any issuance limitation in the Corporate Proceedings, and will otherwise comply with the Corporate Proceedings.

I express no opinion as to the laws of any other jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering this opinion letter, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof that may occur after the date hereof.

I hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

By:	/s/ Wendy Mahling
Name:	Wendy Mahling
Title:	Managing Attorney and Assistant Corporate Secretary